SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 25, 2006

MANAKOA SERVICES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-27365	88-0440528
(Commission File Number)	(I.R.S. Employer Identification No.)

7203 W. Deschutes Avenue, Suite B, Kennewick, WA 99336
(Address of Principal Executive Offices) (Zip Code)

(509) 736-7000
(Registrant's Telephone Number, Including Area Code)

Section 8 - Other Events

    Item 8.01 Other Events.

On July 25, 2006, Manakoa Services Corporation issued a press release to announce its appointment of Faith Dawn Holdings Limited, Hong Kong, as its exclusive sales agency to bring its anti-counterfeiting DNA and optical technology products to the vast Asian markets

Section 9 - Financial Statements and Exhibits

    Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

Exhibit No.    Description
99.1	Press Release - Faith Dawn Holdings, Hong Kong, to Open Asia Markets for Manakoa Services Security Products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

MANAKOA SERVICES CORPORATION

Date: 7/27/06	By:	/s/ James C. Katzaroff
James C. Katzaroff
Title: Chief Executive Officer